Q3 2016 Earnings Webinar November 2016 Exhibit 99.2

Safe Harbor Language During today’s call we will be making both historical and forward-looking statements in order to help you better understand our business. These forward-looking statements include references to our plans, intentions, expectations, beliefs, strategies and objectives. Any forward-looking statements speak only as of today’s date. In addition, these forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those stated or implied by the forward-looking statements. The risks and uncertainties associated with our business are highlighted in our filings with the SEC, including our Annual Report filed on Form 10-K for the year ended December 31, 2015, our quarterly reports on Form 10-Q, as well as our earnings press release issued earlier today. Mattersight Corporation undertakes no obligation to publicly update or revise any forward-looking statements in this call. Also, be advised that this call is being recorded and is copyrighted by Mattersight Corporation. © 2016 Mattersight Corporation.

Discussion Topics Q3 Highlights Business Overview Deal Commentary Trend Update Q4 Outlook © 2016 Mattersight Corporation.

Q3 Headlines

- Q3 revenue grew 15% sequentially to $10.4M, hitting previous guidance of 15% sequential growth

- Subscription revenue increased ~$1.1M in Q3, to $9.6M

- Revenue growth is reaccelerating
  - Deployment revenue flowing in from backlog
  - Seasonality turned positive in Q3 and will continue into Q4
  - Other revenue grew again after reaching a bottom in Q2

- Trends will continue in Q4
  - Sequential revenue growth of ~15%
  - Approximately EBITDA breakeven

Mattersight
The Chemistry of Conversation

© 2016 Mattersight Corporation.

4

Business Overview Great product market fit Increasing market awareness and enthusiasm Rapidly growing new logo pipeline Growing mega accounts Regaining momentum © 2016 Mattersight Corporation.

Deal Commentary Significant Q3 Deals Very Large P&C Insurer 2 year renewal Emphasis on Sales Analytics Fortune 10 Healthcare Company Won an enterprise RFP for call recording; analytics; and PBR Expect significant new bookings in Q4 Fortune 100 Retailer Closed an initial PBR contract for 500 seats Estimate 5,000+ seats at the account Pipeline Q4 Pipeline is up significantly Deals are typically non competitive Significant activity across all of our major products © 2016 Mattersight Corporation.

Revenue and Backlog Trends © 2016 Mattersight Corporation.

Total Account Opportunity Trend 8 © 2016 Mattersight Corporation.

Q4 & 2017 Outlook © 2016 Mattersight Corporation.  Expect revenue will grow ~15% in Q4 Expect to cross over to approximately EBITDA breakeven in Q4 Currently see 30%-40% growth and EBITDA + in 2017

Q&A

Thank You Kelly Conway 847.582.7200 kelly.conway@mattersight.com David Gustafson 847.582.7016 david.gustafson@mattersight.com © 2016 Mattersight Corporation.